UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2019

ESCO TECHNOLOGIES INC.

 (Exact Name of Registrant as Specified in Charter)

Missouri	1-10596	43-1554045
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

9900A Clayton Road, St. Louis, Missouri	63124-1186
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 314-213-7200

Securities registered pursuant to section 12(b) of the Act:

Name of each exchange
Title of each class	Trading Symbol(s)	on which registered
Common Stock, par value $0.01 per share	ESE	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.113d-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 15, 2019, the Registrant, through its wholly owned subsidiaries ESCO Technologies Holding LLC and ESCO UK Holding Company I Ltd. (“Sellers”), entered into an Equity Purchase Agreement (the “Agreement”) with Sonoco Plastics, Inc. and Sonoco Holdings, Inc. (“Buyers”), two wholly-owned subsidiaries of Sonoco Products Company (NYSE: SON). Pursuant to the Agreement, Buyers will acquire Registrant’s Technical Packaging business segment, consisting of Registrant’s wholly-owned subsidiaries Thermoform Engineered Quality LLC, Plastique Ltd. and Plastique sp. z o.o. Other than in respect of the Agreement itself, there is no material relationship between the Registrant or its affiliates and Buyers or their affiliates.

The Agreement provides for a purchase price of $187 million in cash, plus or minus certain customary adjustments based on working capital and other typical post-closing adjustments specified in the Agreement. The Registrant intends to use the proceeds from the sale to pay down debt and for other corporate purposes, including funding, terminating and annuitizing the Registrant’s defined benefit pension plan, which has been frozen since 2003, later in fiscal 2020.

The Agreement contains representations, warranties and covenants of the parties (including a non-competition covenant), and conditions to closing typical in sale contracts of this kind and scope. Buyers intend to obtain a Representation and Warranty Policy from a third party to indemnify the Buyers in the event of a breach by Sellers (except in the event of fraud) subject to specified limits and deductibles.

The Registrant expects to finalize the sale upon receipt of regulatory clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and similar foreign regulations, and upon satisfaction or waiver of the conditions to Closing specified in the Agreement. The Registrant expects the Closing to occur in late 2019 or early 2020.

Today, November 18, 2019, the Registrant is issuing a press release (furnished as Exhibit 99.1 to this report) announcing the Agreement.

Item 2.02	Results of Operations and Financial Condition

The press release furnished as Exhibit 99.1 to this report also provides selected financial and operating results for its fourth quarter and fiscal year ended September 30, 2019, prior to issuing its full earnings release on November 19, 2019. See Item 7.01, Regulation FD Disclosure, below.

Item 7.01	Regulation FD Disclosure

Today, November 18, 2019, the Registrant is issuing a press release, furnished as Exhibit 99.1 to this report, announcing that it had entered into the Agreement described in Item 1.01 of this Report and providing selected financial and operating results for its fourth quarter and fiscal year ended September 30, 2019, prior to issuing its full earnings release on November 19, 2019. The press release will be posted on the Company’s web site located at http://www.escotechnologies.com. It can be viewed through the “Investor News” page of the web site under the “Investor Center” tab, although the Company reserves the right to discontinue that availability at any time.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued November 18, 2019
104	Cover Page Inline Interactive Data File

Other Matters

The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, unless the Company incorporates it by reference into a filing under the Securities Act of 1933 as amended or the Exchange Act.

References to the Company’s web site address are included in this Form 8-K and the press release only as inactive textual references, and the Company does not intend them to be active links to its web site. Information contained on the Company’s web site does not constitute part of this Form 8-K or the press release.

Forward Looking Statements

Statements contained in this Form 8-K and its Exhibits regarding future events are considered “forward-looking statements” within the meaning of the safe harbor provisions of the Federal securities laws. These include, but are not necessarily limited to, statements about the purchase price for the sale of the Technical Packaging business and adjustments thereto; the certainty and timing of the divestiture; any indemnification to be provided to the Buyers; the announcement of the Registrant’s 2019 operating results; and any other statements contained herein which are not strictly historical. Words such as expects, intends, variations of such words, and similar expressions are intended to identify such forward-looking statements.

Investors are cautioned that such statements are only predictions and speak only as of the date of this Report, and the Registrant undertakes no duty to update them except as may be required by applicable laws or regulations. The Registrant’s actual results in the future may differ materially from those projected in the forward-looking statements. Factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, without limitation: material changes in the TEQ business impacting the closing of the transaction; the final working capital adjustment, total transaction costs and cash proceeds in connection with the TEQ divestiture; the factors described in Item 1A, Risk Factors, of the Registrant’s annual report on Form 10-K for the years ended September 30, 2019 and 2018; and the other factors set forth under “Forward Looking Statements” in Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2019
ESCO TECHNOLOGIES INC.

	By:	/s/ Gary E. Muenster
Gary E. Muenster
Executive Vice President and Chief Financial Officer